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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement of First Horizon Pharmaceutical Corporation (the "Company") Nos. 333-108451, 333-89624, 333-40856 and 333-39106 on Form S-8 of our reports dated March 1, 2004, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP Atlanta, Georgia March 1, 2004

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INDEPENDENT AUDITORS' CONSENT